TECHNE CORPORATION
		    CALCULATION OF PRIMARY EARNINGS PER SHARE

					 Year ended June 30,
					 -------------------
			 1995       1994       1993       1992       1991
		      ---------- ---------- ---------- ---------- ----------
Earnings before
  extraordinary item  $6,706,042 $5,093,662 $4,382,275 $1,963,764 $1,635,020
Extraordinary item         -          -          -          -         49,000
		      ---------- ---------- ---------- ---------- ----------
Net earnings          $6,706,042 $5,093,662 $4,382,275 $1,963,764 $1,684,020
		      ========== ========== ========== ========== ==========
Weighted average
  number of common
  shares               9,365,533  9,315,413  9,171,571  8,525,633  7,964,573
Dilutive effect of
  stock options and
  warrants               156,423    201,787    275,117    658,950    698,285
		      ---------- ---------- ---------- ---------- ----------
Average common and
  common  equivalent
  shares outstanding   9,521,956  9,517,200  9,446,688  9,184,583  8,662,858
		      ========== ========== ========== ========== ==========

Per share:
Earnings before
  extraordinary item  $     0.70 $     0.54 $     0.46 $     0.21 $     0.18
Extraordinary item          -          -          -          -          0.01
		      ---------- ---------- ---------- ---------- ----------
Net earnings          $     0.70 $     0.54 $     0.46 $     0.21 $     0.19
		      ========== ========== ========== ========== ==========

			       TECHNE CORPORATION
	       CALCULATION OF FULLY-DILUTED EARNINGS PER SHARE (1)

					 Year ended June 30,
					 -------------------
			 1995       1994       1993       1992       1991
		      ---------- ---------- ---------- ---------- ----------
Earnings before
  extraordinary item
  and interest
  addback             $6,706,042 $5,093,662 $4,382,275 $1,963,764 $1,635,020
Interest on
  convertible
  debenture, net of
  income tax               -          -         40,460     15,165     28,000
		      ---------- ---------- ---------- ---------- ----------
Earnings before
  extraordinary item   6,706,042  5,093,662  4,422,735  1,978,929  1,663,020
Extraordinary item         -          -          -          -         49,000
		      ---------- ---------- ---------- ---------- ----------
Net earnings          $6,706,042 $5,093,662 $4,422,735 $1,978,929 $1,712,020
		      ========== ========== ========== ========== ==========

Weighted average
  number of common
  shares               9,365,533  9,315,413  9,171,571  8,525,633  7,964,573
Dilutive effect of
  convertible
  debentures, stock
  options and
  warrants               166,637    207,786    380,241    870,898    926,319
		      ---------- ---------- ---------- ---------- ----------
Average common and
  common equivalent
  shares outstanding   9,532,170  9,523,199  9,551,812  9,396,531  9,890,892
		      ========== ========== ========== ========== ==========

Per share:
Earnings before
  extraordinary item  $     0.70 $     0.54 $     0.46 $     0.21 $     0.18
Extraordinary item          -          -          -          -          0.01
		      ---------- ---------- ---------- ---------- ----------
Net earnings          $     0.70 $     0.54 $     0.46 $     0.21 $     0.19
		      ========== ========== ========== ========== ==========

(1) Not separately reported since effect of dilution is less than 3%.